Exhibit 99.1
FOR IMMEDIATE RELEASE

NORTHERN TIER ENERGY ANNOUNCES APPOINTMENT OF
DAVID LAMP TO THE BOARD OF DIRECTORS

TEMPE, AZ., May 2, 2014 -- Northern Tier Energy LP (NYSE: NTI) announced today that David L. Lamp has been appointed as a member of Northern Tier Energy GP LLC’s Board of Directors. Mr. Lamp was hired as the President and Chief Executive Officer of Northern Tier Energy GP, LLC, the general partner of Northern Tier Energy LP, and Northern Tier Energy, LLC, in March 2014. Mr. Lamp also serves as the Chairman of the Board of the American Fuel & Petrochemical Manufacturers (AFPM) association.
About Northern Tier Energy
Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and pipeline operations that serves the PADD II region of the United States. Northern Tier Energy operates a 92,500 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier Energy also operates 163 convenience stores and supports 74 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom's brand. Northern Tier Energy is headquartered in Tempe, Arizona.